Exhibit 99.1

scPharmaceuticals Announces FDA Acceptance of FUROSCIX® New Drug

Application Resubmission

FDA sets PDUFA date of December 30, 2020

BURLINGTON, Mass. – July 27, 2020 – scPharmaceuticals Inc. (Nasdaq: SCPH), a pharmaceutical company focused on developing and commercializing products that have the potential to optimize the delivery of infused therapies, advance patient care, and reduce healthcare costs, today announced that the U.S. Food and Drug Administration (FDA) has accepted for review the company’s New Drug Application (NDA) resubmission for FUROSCIX®. scPharmaceuticals is developing FUROSCIX, a proprietary, subcutaneously delivered furosemide solution, as an outpatient alternative for the treatment of worsening heart failure due to congestion. The FDA indicated that this was a complete class 2 response and assigned a Prescription Drug User-Fee Act (PDUFA) target action date of December 30, 2020.

“The FDA’s acceptance of our FUROSCIX NDA resubmission is a significant achievement for our company. We believe we have successfully addressed the questions and concerns previously raised by the agency in its 2018 Complete Response Letter and we look forward to working with the agency during its review process,” said John Tucker, president and chief executive officer of scPharmaceuticals. “If approved, we believe FUROSCIX has the potential to benefit patients and payers alike and provide physicians a new tool in the battle to treat worsening heart failure.”

About FUROSCIX

FUROSCIX is a proprietary furosemide solution formulated to a neutral pH to allow for subcutaneous infusion via a wearable, pre-programmed on-body drug delivery system, for outpatient self-administration. FUROSCIX is being developed for treatment of congestion, or fluid overload, in patients with heart failure. FUROSCIX has the potential to provide an outpatient alternative for the treatment of worsening heart failure due to congestion.

About scPharmaceuticals

scPharmaceuticals is a pharmaceutical company focused on developing and commercializing products that are designed to reduce healthcare costs and improve health outcomes. The Company develops, internally and through strategic partnerships, innovative products and solutions that aim to expand and advance the outpatient care of select acute conditions. The Company’s lead programs focus on the subcutaneous, self-administration of IV-strength treatments in heart failure and infectious disease. scPharmaceuticals is headquartered in Burlington, MA. For more information, please visit www.scPharmaceuticals.com.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the timing of the FDA’s review of the FUROSCIX NDA and the Company’s planned efforts to prepare for commercialization of FUROSCIX, if approved. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of the FUROSCIX On-Body Infusor to appropriately deliver therapy and the potential benefits for patients and payers, the receipt of regulatory approval for the FUROSCIX On-Body Infusor or any of our other product candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates, and the risk that the current COVID-19 pandemic will impact the Company’s planned Phase 4 study of FUROSCIX, the timing of the FDA’s review of the Company’s FUROSCIX NDA and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Katherine Taudvin

scPharmaceuticals Inc., 781-301-6706

ktaudvin@scpharma.com

Investors:

Hans Vitzthum

LifeSci Advisors, 617-430-7578

hans@lifesciadvisors.com

Media:

Kate Coyle

ICR Inc., 203-682-8210

kate.coyle@icrinc.com